Exhibit 10.1

Execution Copy

SECOND AMENDMENT TO
ASSET PURCHASE AGREEMENT

This Second Amendment to Asset Purchase Agreement, dated as of June 14, 2023 (this “Second Amendment”), is between Cardinal Health 414, LLC, a Delaware limited liability company (“Buyer”), and Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Seller”), and amends that certain Asset Purchase Agreement, dated November 23, 2016 (the “Original Agreement”), as previously amended by that certain Amendment to Asset Purchase Agreement, dated as of April 2, 2018 (the “First Amendment”), between Buyer and Seller, as contemplated by Section 9.15 of the Original Agreement. The Original Agreement, as amended and supplemented by the First Amendment is referred to herein as the “Agreement”. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Agreement.

BACKGROUND

A.          The Original Agreement contemplated that certain “Contingent Payments” would be paid to Seller following the Closing, subject to the terms and conditions set forth in the Original Agreement. Pursuant to the First Amendment, the Parties agreed to eliminate the obligation of Buyer to make any further Contingent Payments in exchange for (1) an Additional Payment and (2) a payment equal to the unused portion of the Letter of Credit (the “L/C Payment” and, together with the Additional Payment, the “First Amendment Payments”).

B.          The Original Agreement also contemplated that a “Milestone Payment” would be paid to Seller following the Closing, subject to the terms and conditions set forth in the Original Agreement. The Parties have now agreed to eliminate the obligation of Buyer to make the Milestone Payment on the terms and conditions set forth in this Second Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing, and of their mutual agreements and representations contained herein and in the Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

AMENDMENTS AND CONSIDERATION

1.1         Consideration. In consideration for the amendments contemplated in Section 1.2 of this Second Amendment and Seller’s agreements contemplated by Article II of this Second Amendment, immediately following the execution of this Second Amendment, Buyer will pay to Seller a single, lump sum payment of $7,500,000 (the “Amendment Fee”) by wire transfer of immediately available funds, pursuant to instructions delivered to Buyer at least two days in advance of the payment.

1.2         Amendments. Effective as of the date of this Second Amendment:

(a)         Section 2.10 of the Agreement (Earnout Payments) is hereby deleted in its entirety and replaced with “[RESERVED].”

(b)         Section 1.1 of the Agreement (Certain Definitions) is hereby amended as follows:

(i)         The following terms and their corresponding definitions are hereby deleted in their entirety: “Contingent Payment Period”; “Guaranteed Payment”; “Earnout Disputed Items”; “Earnout Payment”; Earnout Payment Dispute Notice”; “Earnout Payment Dispute Period”; Earnout Payment Statement”; “Milestone Event”; “Milestone Payment”; and “Unresolved Earnout Items”.

(ii)        The definition of “Purchase Price” is hereby amended and restated in its entirety as follows: “ ‘Purchase Price’ means the Closing Purchase Price, plus any Contingency Payments paid to Seller, plus the Additional Payment contemplated by that certain Amendment to Asset Purchase Agreement, dated as of April 2, 2018, plus the Amendment Fee contemplated by that certain Second Amendment to Asset Purchase Agreement, dated as of June 14, 2023.”

(c)         Section 8.5 of the Agreement (Payment of Claim) is hereby deleted in its entirety and replaced with “[RESERVED].”

ARTICLE II
RELEASE OF CLAIMS

2.1         Release of Claims.

(a)         Seller acknowledges and agrees that Buyer has fully satisfied its obligations under the Original Agreement with respect to the payment of all Earnout Payments and under the First Amendment with respect to the payment of all First Amendment Payments.

(b)         As further consideration for the Amendment Fee, Seller, on behalf of itself and the other Seller Indemnitees, hereby forever fully and irrevocably releases and discharges Buyer and the other Buyer Indemnitees from any and all actions, suits, claims, demands, debts, obligations, Liabilities and Losses of every kind arising out of, relating to or based upon (i) any Earnout Payments contemplated by the Original Agreement and (ii) the First Amendment Payments contemplated by the First Amendment, whether paid, unpaid, fixed, contingent or otherwise (collectively, the “Released Claims”), and hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any action or proceeding of any kind against Buyer or any other Buyer Indemnitee based upon any Released Claim. Buyer has not assigned or transferred any of its rights with respect to any Released Claim.

ARTICLE III

MISCELLANEOUS

3.1         Effect of Amendment. Except as and to the extent expressly modified by this Second Amendment, the Agreement, as so amended by this Second Amendment, will remain in full force and effect in all respects. Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Agreement will from and after the effective date hereof refer to the Agreement as amended by this Second Amendment.

3.2         Integration. This Amendment, together with the Agreement and the documents executed pursuant thereto, supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof (except for the Confidentiality Agreement) and constitute the entire agreement between the Parties with respect thereto.

3.3         Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 9.5 and 9.13, in each case, of the Agreement are incorporated into this Amendment by reference as if fully set forth herein, mutatis mutandis.

3.4         Notices. All notices and other communications hereunder will be in writing and sent pursuant to the requirements of Section 9.1 of the Agreement.

3.5         Titles and Headings. The titles and captions in this Second Amendment are for reference purposes only, and will not in any way define, limit, extend or describe the scope of this Second Amendment or otherwise affect the meaning or interpretation of this Second Amendment.

3.6         Counterparts. This Second Amendment may be executed in two or more counterparts for the convenience of the Parties, each of which will be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by electronic means will be effective as delivery of a manually executed counterpart for all purposes.

3.7         Representations and Warranties. Each Party represents and warrants to the other Party that: (a) it is duly authorized to execute and deliver this Second Amendment, and this Second Amendment and the transactions contemplated hereby have been duly authorized by all necessary action of such Party; (b) the performance by such Party of its obligations under this Second Amendment do not: (i) conflict with any contract or agreement binding upon such Party or its properties (including, as it relates to Seller, that certain letter of intent referenced in its April 27, 2023 press release Navidea Biopharmaceuticals, Inc. Announces Intent to sell Cardinal Milestone Payment for $8 Million; Secures New $2.75 Million Equity Line of Credit) or (ii) violate or conflict with any order or decree binding upon such Party or its properties; (c) such Party has obtained all consents and approvals necessary for it to enter into and perform its obligations under this Second Amendment; and (d) this Second Amendment is enforceable against such Party in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability).

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed as of the day and year first written above.

BUYER:

CARDINAL HEALTH 414, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed as of the day and year first written above.

SELLER:

NAVIDEA BIOPHARMACEUTICALS, INC.

By:
Name:
Title: